SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) August 26, 2008

RPM ADVANTAGE, INC.

(Exact name of registrant as specified in its charter)

Neveda

(State or other jurisdiction of incorporation or organization)

87-0285684

(IRS Employer Identification Number)

810 S. Mason Road, Suite 260
Houston, Texas 77450

(Address of principal executive offices)

David R. Pressler, President
RPM Advantage, Inc.
810 S. Mason Road, suite 260
Houston, Texas 77450
 (Name and address of agent for service)

(713) 583-4225
(Telephone number, including area code of agent for service)


SECTION 2  FINANCIAL INFORMATION

ITEM 2.02 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective August 26, 2008, RPM Advantage, Inc., a Neveda corporation (the Company) entered into an agreement to purchased an assignment of Oil and Gas leases (Upper Anadarko Kansas Lease).

Upon the terms and subject to the conditions of the Agreement, the holders of the Lease interest will exchange all of the equity interest for a specified number of shares of the Companys common stock and preferred stock to be issued and the Company will acquire the working interest of the leases.

The assignment are 100% working interest in the lease with a net interest of 87.5%

RPM relied on a study of the geology of the Upper Anadarko Kansas Field in the area of the leases referenced provided by a Kansas Geology Report. This study presented a geologic evaluation of the Upper Anadarko Kansas Field as well as the potential of additional production opportunities that may be found with further development and evaluation. the geologic report presented was accepted as represented with no revisions or modifications.

According to the Study:

The first wells drilled within the study area were drilled in 1981 and completed in the Squirrel Sand. Peak production was achieved in 1983. Throughout the 1980s, research indicated a number of wells were drilled and successfully completed in the Squirrel Sand. Additional intervals tested included the Cattleman, Bartlesville, Mississippian and Arbuckle.

Records indicate that sixty-six (66) wells were drilled or permitted in the field area with nineteen
(19) indicated to have been drilled or permitted on Upper
Anadarko Kansas Leases. Peak production from the field reached 174 BOPD, while peak production from the Upper
Anadarko Kansas Leases reached 51 BOPD. Both peaks were achieved in 1983.


Potential Estimated Reserves

				Reserves (Bbls oil - BO)
1) Squirrel sandstone		2.3 Mmillion
2) Cattleman sandstone		1.2 Million
3) Bartlesville sandstone	2.0 Million
4) Mississippian		3.0 Million
5) Arbuckle			5.0 Million

Squirrel Oil Sand reserves by Volumetric Method are 2,3000,000+BO by primary and secondary recovery methods just on that portion of the Upper Anadarko Kansas leases that has well information on or offsetting existing wells. Reserves may go over 5,000,000 BO.

Reservoir analyses in the Cherokee sands (Squirrel, Cattlemen, and Bartlesville) indicate that the sands are gas depletion drive and by primary (pumping) methods only 5 to 10% of the oil in place can be recovered. Secondary recovery (flooding) can result in another 10 to 20% of the oil in place can be recovered. Enhanced secondary mechanisms such as polymer, hot water, detergents, carbon dioxide, etc. can result in even greater recovery efficiencies.

The Mississippian Formation is considered an excellent objective in the Upper Anadarko Kansas field.

Estimated probable Miss. Chat reserves: Oil Max of 100,000 BO on 40 acre spacing

Gas - 500,000 MCFG to 750,000 MCFG on
         320 acre spacing

Regional production histories of Arbuckle wells are very good.
They can range from 50,000 to 100,000 BO per well on 20 acre spacing.

On the Central Kansas Uplift, wells drilled deep into the Arbuckle have discovered virgin reservoirs of oil. The original thinking was that oil in the Arbuckle would only be encountered in the top of the weathered dolomite.

Fully 40% of the oil produced and known reserves in Kansas are from the Arbuckle. The Arbuckle of Kansas correlates to the prolific Ellenburger of Texas. The Central Kansas Uplift and southeast Kansas (Greenwood County) have literally thousands of Arbuckle oil wells and some of these long-lived wells have produced since the 1930s. Produced in southeast Kansas.

Upper Anadarko Kansas A #13 was reported to have flowed 240 BOPD from the Arbuckle in the completion phase. The well was allowed to flow wide open and it coned in water and the well watered out.

The coal bed methane gas potential in the Upper Anadarko Kansas field has not been tested in the Pennsylvanian-Cherokee geologic section from 1200 feet to 2000 feet. This section has at least 9 coal beds that cover a huge area in southeast Kansas and northeast Oklahoma. The coalbed methane potential of the field may be enormous.

The combination chromatograph & computerized gas/mud logging will evaluate the various coal beds as they are drilled in the new drilling program. Published reports show that 1 ton of coal can contain 200 CFG in the Cherokee Basin. One 4 feet thick coal seam contains, in place, 1 BCFG/square mile or 640 acres. Based on the estimate of 6 or more coal seams under the Upper Anadarko Kansas leases can contain 6BCFG/square mile. Recommended spacing is 1 well per 80 acres. 14+ gas wells can be drilled on the Upper Anadarko Kansas leases. Gas in place could be over 6,000,000
MCFG (est.).

There is a coalbed methane project currently going on several miles southeast of the Upper Anadarko Kansas field.

The granite wash and/or conglomerate is estimated at 2,800 feet in the Upper Anadarko Kansas field, has been hydrocarbon productive on structural highs such as in the Upper Anadarko Kansas field in other parts of Kansas.


RPM will continue to operate out of its offices in Houston Texas.

SECTION 8  OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On August 26, 2008 the Board approved a resolution for the Company to make application for the lising of it common shares on the American Stock Exchange.

SECTION 9  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

none



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM ADVANTAGE, INC.

 By: David R. Pressler
David R. Pressler, President

Date: AUGUST 26, 2008